                                                                   EXHIBIT 3.1

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE                 PAGE 1

                         ----------------------------

            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "RHYTHMS NETCONNECTIONS INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF MARCH, A.D. 1998, AT 9 O'CLOCK A.M.

                                          /s/ Edward J. Freel
                                         --------------------------------------
[SEAL]                                   EDWARD J. FREEL, SECRETARY OF STATE

2723205  8100                                          AUTHENTICATION:  9056482

981166434                                                       DATE:  04-30-98

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 03/06/1998
                                                            981088109 - 2723205

                       RESTATED CERTIFICATE OF INCORPORATION
                          OF RHYTHMS NETCONNECTIONS INC.,
                               a Delaware Corporation

       Rhythms NetConnections Inc., a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

       1. The name of the corporation is Rhythms NetConnections Inc. The corporation was originally incorporated under the name "Accelerated Connections, Inc." The date the corporation filed its original Certificate of Incorporation with the Secretary of State was February 27, 1997.

       2. This Restated Certificate of Incorporation restates and amends the provisions of the original Certificate of Incorporation of this corporation as heretofore in effect and was duly adopted by the corporation's Board of Directors in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

       3. The text of the Certificate of Incorporation is hereby restated to read as herein set forth in full:

                                    ARTICLE I

       The name of this corporation is Rhythms NetConnections Inc.

                                    ARTICLE II

       The address of the registered office of the corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901. The name of its registered agent at such address is CorpAmerica, Inc.

                                    ARTICLE III

       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     ARTICLE IV

       A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Thirty-Nine Million Eight Hundred Fifty-Four Thousand Five Hundred Ninety-Three (39,854,593) shares. Twenty-Two Million Nine Hundred Nine Thousand Six Hundred Fifty (22,909,650) shares shall be Common Stock, $0.001 par value per share and Sixteen Million Nine Hundred Forty-Four Thousand Nine Hundred Forty-Three (16,944,943) shares shall be Preferred Stock, $0.001 par value per share.

       B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in series. The rights, preferences, privileges, and restrictions granted to and imposed on (i) the Series A Preferred Stock, which series shall consist of 12,900,000 shares and (ii) the Series B Preferred Stock, which series shall consist of 4,044,943 shares, are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock or Series B Preferred Stock) prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

              1.   DIVIDEND PROVISIONS.

                   (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in: (a) Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation; or (b) capital stock of other persons (including without limitation subsidiaries of this corporation) or options or rights to purchase any such capital stock) on the Common Stock of this corporation, at the rate of (i) $0.08 per share of Series A Preferred Stock per annum and $0.356 per share of Series B Preferred Stock per annum, or (ii) if greater, the amount per annum which would be paid per share of Series A Preferred Stock and Series B Preferred Stock, as the case may be, on the number of shares of Common Stock into which such share is convertible as of the record date fixed for determination of the stockholders entitled to receive such distribution (assuming conversion of all convertible Preferred Stock), payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. Dividends paid in a form other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                   (b) In the event this corporation shall declare a distribution payable in capital stock of other persons or options or rights to purchase any such capital stock, then, (i) in the event this corporation distributes at the same time (A) common stock of another person and (B) Series A preferred stock and Series B preferred stock of such other person, with rights, preferences, privileges and restrictions substantially the same as the Series A Preferred Stock and Series B Preferred Stock, and the number of shares of common stock, Series A preferred stock and Series B preferred stock distributed are in substantially the same relative proportions as this corporation's then outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, then (V) all such common stock shall be distributed to the Common Stock, (W) all such Series A preferred stock shall be distributed to the Series A Preferred Stock, and (X) all such Series B preferred stock shall be distributed to the Series B Preferred Stock, and
(ii) in all other cases the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled (together with the Common Stock) to a proportionate share, and no more, of any such distribution as though the holders of the Series A Preferred Stock and Series B Preferred Stock were the holders of the number of shares of Common Stock of this corporation into which their respective shares of Series A Preferred Stock and Series B Preferred Stock are convertible as of the record date fixed for the determination of the stockholders entitled to receive such distribution.

              2.   LIQUIDATION PREFERENCE.

                   (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock and $4.45 for each outstanding share of Series B Preferred Stock (hereafter referred to as the "Original Series A Issue Price" and "Original Series B Issue Price," respectively), and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

                   (b) After the distributions described in subsection (a) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                   (c) A consolidation or merger reorganization of this corporation with or into any other corporation or corporations, or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation shall be deemed to be a liquidation within the meaning of this Section 2; provided, however, that the sale and issuance of shares of Series A Preferred Stock pursuant to that certain Series A Preferred Stock Purchase Agreement dated July 3, 1997 and the sale and issuance of Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement dated on or about March ___, 1998 shall not be deemed a liquidation under this Section 2.

              3. CONVERSION. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                   (a)  RIGHT TO CONVERT.

                        i) Subject to subsection (c), each share of Series A Preferred Stock and each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Series A Preferred Stock and Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Original Series A Issue Price for each share of Series A Preferred Stock and (B) the Original Series B Issue Price for each share of Series B Preferred Stock, by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price and the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment as set forth in subsection 3(c).

                        ii) Each share of Series A Preferred Stock and each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock and Series B Preferred Stock immediately upon the earlier of (A) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $20,000,000 in the aggregate or (B) the date upon which the corporation obtains the consent of the holders of 66-2/3% of the then outstanding shares of Preferred Stock.

                   (b) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the particular series of Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock and/or Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock and/or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock and/or Series B Preferred Stock shall not be deemed to have converted such Series A Preferred Stock and/or Series B Preferred Stock until immediately prior to the closing of such sale of securities.

                   (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Prices of the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                        i)   A.   Upon each issuance by the corporation of
any Additional Stock (as defined below), after the date upon which any shares of the Series A Preferred Stock or Series B Preferred Stock were first issued (the "Purchase Date" with respect to such series), without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) plus the number of shares of such Additional Stock.

                             B.   No adjustment of the Conversion Price for
the Series A Preferred Stock or Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 3(c)(i)(E)(3) and 3(c)(i)(E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                             C.   In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                             D.   In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                             E.   In the case of the issuance (whether
before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(c)(i) and subsection 3(c)(ii):

                                  1.   The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                  2.   The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)).

                                  3.   In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock and Series B Preferred Stock, as applicable, and to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                  4.   Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock and Series B Preferred Stock, as applicable, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                  5.   The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 3(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(c)(i)(E)(3) or (4).

                        ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by this corporation after the Purchase Date other than

                             A.   Common Stock issued pursuant to a
transaction described in subsection 3(c)(iii) hereof,

                             B.   shares of Common Stock issuable or issued
to employees, consultants or directors of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation, or

                             C.   shares of Common Stock issued upon
conversion of the Series A Preferred Stock or Series B Preferred Stock, or

                             D.   shares of Common Stock issued or issuable
(I) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering, or

                             E.   shares of Common Stock issued or issuable
to persons or entities with which the corporation has business relationships provided such issuances are for other than primarily equity financing purposes approved by the Board of Directors.

                        iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock and Series B Preferred Stock then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(c)(i)(E).

                        iv)  If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock and Series B Preferred Stock then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                   (d) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of the Series A Preferred Stock and Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock and Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock and Series B Preferred Stock after the recapitalization to the end that the provisions of this
Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock and Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                   (e) NO IMPAIRMENT. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.

                   (f)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO
ADJUSTMENTS.

                        i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock and Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                        ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock or Series B Preferred Stock.

                   (g) NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock and Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                   (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                   (i) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

              4.   VOTING RIGHTS.

                   (a) GENERAL VOTING RIGHTS. Except as set forth in subsection 4(b) below, the holder of each share of Series A Preferred Stock and the holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock and/or such share of Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                   (b) ELECTION OF DIRECTORS. Notwithstanding the provisions of subsection 4(a) above, (i) so long as any shares of Series A Preferred Stock are outstanding, the holders of the then outstanding shares of Series A Preferred Stock, by a majority vote voting as a separate class, shall be entitled to elect four (4) directors of the corporation (the "Series A Directors") and the holders of Common Stock and Series A Preferred Stock, by a majority vote voting as a single class, shall be entitled to elect one
(1) director of the corporation (the "Common/Series A Director"); (ii) so long as any shares of Series B Preferred are outstanding, the holders of the then outstanding shares of Series B Preferred Stock, by a majority vote voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series B Director"); and (iii) all remaining directors shall be elected by the holders of the Preferred Stock and the holders of Common Stock, by a majority vote voting as provided in paragraph 4(a) above. At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election or nomination of the Series A Directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding, shall constitute a quorum of the Series B Preferred Stock for the election or nomination of the Series B Director, the presence in person or by proxy of the holders of a majority of the Common Stock and Series A Preferred Stock, on an as-converted basis, then outstanding shall constitute a quorum of the Common Stock and Series A Preferred Stock for the election or nomination of the Common/Series A Director, and the presence in person or by proxy of the holders of a majority of the Preferred Stock and Common Stock, on an as-converted basis, then outstanding shall constitute a quorum of the Preferred Stock and Common Stock for the election or nomination of all remaining directors. A vacancy in any directorship elected solely by the holders of Series A Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock, a vacancy in the directorship elected solely by the holders of the Series B Preferred Stock shall be filled only by vote of the Series B Preferred Stock, a vacancy in the directorship elected by the holders of the Common Stock and Series A Preferred Stock shall be filled only by vote of the Common Stock and Series A Preferred Stock,
                                      -10-
voting together as provided above, and a vacancy in any directorship elected by the holders of Preferred Stock and Common Stock shall be filled only by the vote of the holders of Preferred Stock and Common Stock voting as provided in paragraph 4(a) above. Any director elected by the holders of Series A Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, any director elected by the holders of Series B Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, any director elected by the holders of Common Stock and Series A Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as provided above, and any director elected by the holders of Preferred Stock and Common Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock and Common Stock, voting together as provided in paragraph 4(a) above.

              5.   PROTECTIVE PROVISIONS.

                   (a) SERIES B PREFERRED STOCK. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate series on an as converted basis:

                        i) take any action that would materially and adversely alter the rights, preferences or privileges of the Series B Preferred Stock as a separate series in a manner that is dissimilar and disproportionate relative to the manner in which the rights, preferences or privileges of the Series A Preferred Stock are altered;

                        ii)  authorize additional shares of Series B
Preferred Stock;

                        iii) take any action that would cause it to become a "public utility" or a "holding company" as those terms are defined under the Public Utility Holding Company Act of 1935, as amended; or

                        iv) amend Article IV(B)(3)(a)(i) (provided that, subject to Section IV(B)(5)(a)(i), the corporation shall not be prohibited from amending Article IV(B)(3)(c));

                        v) take any action that would alter the right of the holders of the then outstanding shares of Series B Preferred Stock to elect one (1) director of the corporation pursuant to subitem (ii) of Article IV(B)4(b); or

                        vi)  amend this Article IV(B)5(a).

                   (b) SERIES A AND SERIES B PREFERRED STOCK. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series A Preferred Stock and/or Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 55% or more of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as converted basis:

                        i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of;

                        ii) create any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series A Preferred Stock or Series B Preferred Stock with respect to voting, dividends or upon liquidation; or

                        iii) authorize additional shares of Series A
Preferred Stock.

              6. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

         C.   COMMON STOCK.

              1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

              2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

              3.   REDEMPTION.  The Common Stock is not redeemable.

              4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote for each share of Common Stock held by such holder, and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

         A. EXCULPATION. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         B. INDEMNIFICATION. To the extent not prohibited by applicable law, this corporation shall provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

         C. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer or agent of the corporation (or any other person to which Delaware law permits this corporation to provide indemnification) existing at the time of, or increase the liability of any director, officer or agent of the corporation (or other person) with respect to any acts or omissions of such director, officer or agent (or other person) occurring prior to, such repeal or modification.

                                   ARTICLE VI

       The corporation shall have perpetual existence.

                                  ARTICLE VII

       Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                  ARTICLE VIII

       Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.

                                   ARTICLE IX

       The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    ARTICLE X

       The corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed as of this 6TH day of March, 1998.

                                          RHYTHMS NETCONNECTIONS INC.

                                          By:  /s/ Catherine M. Hapka
                                              --------------------------------
                                               Catherine Hapka, President








          [SIGNATURE PAGE TO RESTATED CERTIFICATE OF INCORPORATION]

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE                 PAGE 1

               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RHYTHMS NETCONNECTIONS INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 1998, AT 9 O'CLOCK A.M.




                                     /s/ Edward J. Freel
                                    --------------------------------------
[SEAL]                               EDWARD J. FREEL, SECRETARY OF STATE

2723205  8100                                         AUTHENTICATION:  9056481

981166434                                                      DATE:  04-30-98

                                                             STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 04/28/1998
                                                           981162582 - 2723205


                           CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      FOR
                          RHYTHMS NETCONNECTIONS INC.
                          ---------------------------

          RHYTHMS NETCONNECTIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

          NOW, THEREFORE, BE IT RESOLVED, that in order to increase the authorized number of shares of Common Stock of the Corporation, the officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Amendment to the Restated Certificate of Incorporation (the "Amendment") of the Corporation, which Amendment shall change Article IV, Section A so that, as amended, said Section shall read in its entirety as follows:

                    "A.  CLASSES OF STOCK.  This corporation is
               authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Forty-One Million Eight Hundred Twenty-Six Thousand Five
               Hundred Ninety-Three (41,826,593) shares. Twenty-Four Million Eight Hundred Eighty-One Thousand Six
               Hundred Fifty (24,881,650) shares shall be Common Stock, $0.001 par value per share and Sixteen
               Million Nine Hundred Forty-Four Thousand Nine
               Hundred Forty-Three (16,944,943) shares shall be Preferred Stock, $0.001 par value per share."

          RESOLVED, FURTHER, said Amendment shall also change Article IV, Section B(3)(c)(ii) thereof so that, as amended, said subsection shall read in its entirety as follows:

                    "ii) "Additional Stock" shall mean any
               shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by this corporation after the Purchase Date other than

                         A.   Common Stock issued pursuant to
               a transaction described in subsection 3(c)(iii) hereof,

                         B.   shares of Common Stock issuable
               or issued to employees, consultants or directors of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation, or

                         C.   shares of Common Stock issued
               upon conversion of the Series A Preferred Stock or Series B Preferred Stock, or

                         D.   shares of Common Stock issued
               or issuable (I) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering, or

                         E.   shares of Common Stock issued
               or issuable to persons or entities with which the corporation has business relationships provided such issuances are for other than primarily equity financing purposes approved by the Board of Directors.

                         F.   up to 1,972,000 shares of
               Common Stock issued or issuable upon exercise of warrants (the "Warrants") granted to purchasers of units (the "Units") consisting of 131/2% senior discount notes due 2008 and such Warrants, which Units were issued on or about May 5, 1998.

          SECOND: That, thereafter, the stockholders of said Corporation approved the amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.


                 [Remainder of this Page Intentionally Left Blank]

          IN WITNESS WHEREOF, said RHYTHMS NETCONNECTIONS INC. has caused this certificate to be signed and attested by Catherine M. Hapka and John A. Denniston, its President and Secretary, respectively, this 28TH day of April, 1998.


                                   By:  /s/ Catherine M. Hapka
                                      --------------------------------------
                                      Catherine Hapka, President and Chief
                                      Executive Officer

ATTEST:


    /s/ John Denniston
-----------------------------
John A. Denniston, Secretary




                  [SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

                           CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      FOR
                          RHYTHMS NETCONNECTIONS INC.
                          ---------------------------

          RHYTHMS NETCONNECTIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

               NOW, THEREFORE, BE IT RESOLVED, that in order to effect a stock split, whereby each one (1) outstanding share of the Corporation's Common Stock ("Common Stock") is split and converted into two (2) shares of Common Stock and thereafter, to increase the authorized number of shares of Common Stock of the Corporation, the officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Amendment to the Restated Certificate of Incorporation (the "Amendment") of the Corporation, which Amendment shall change Article IV, Section A so that, as amended, said Section shall read in its entirety as follows:

               "A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Eighty-Three Million Six Hundred Fifty-Three Thousand One
               Hundred Eighty-Six (83,653,186) shares. Sixty-Six Million Seven Hundred Eight Thousand Two Hundred Forty-Three (66,708,243) shares shall be Common
               Stock, $0.001 par value per share and Sixteen
               Million Nine Hundred Forty-Four Thousand Nine
               Hundred Forty-Three (16,944,943) shares shall be Preferred Stock, $0.001 par value per share. Upon the amendment of this Article IV, each one (1) outstanding share of Common Stock is split and converted into three (3) shares of Common Stock."

          SECOND: That, thereafter, the stockholders of said Corporation approved the amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.



                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, said RHYTHMS NETCONNECTIONS INC. has caused this certificate to be signed and attested by Catherine M. Hapka and Scott C. Chandler, its President and Secretary, respectively, this 30th day of October, 1998.


                                       By:  /s/ Catherine M. Hapka
                                          -----------------------------------
                                          Catherine M. Hapka, President and
                                          Chief Executive Officer


ATTEST:


   /s/ Scott C. Chandler
----------------------------
Scott C. Chandler, Secretary



                  [SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

                                   CORRECTED
                          CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                           RHYTHMS NETCONNECTIONS INC.
                           ---------------------------

     Rhythms NetConnections Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

     1. The original Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 4, 1998 (the "Amendment") and that said Amendment requires correction, as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     2. The resolutions set forth in the Amendment inconsistently stated the number of shares into which each outstanding share of Common Stock would be split. As corrected to properly reflect the 2-for-1 stock split, said Amendment shall read in its entirety as follows:


                           CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      FOR
                          RHYTHMS NETCONNECTIONS INC.
                          ---------------------------

     RHYTHMS NETCONNECTIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

          FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

          NOW, THEREFORE, BE IT RESOLVED, that in order to effect a stock split, whereby each one (1) outstanding share of the Corporation's Common Stock ("Common Stock") is split and converted into two (2) shares of Common Stock and thereafter, to increase the authorized number of shares of Common Stock of the Corporation, the officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Amendment to the Restated Certificate of Incorporation (the "Amendment") of the Corporation, which Amendment shall change Article IV, Section A so that, as amended, said Section shall read in its entirety as follows:

          "A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Eighty-Three Million Six Hundred Fifty-Three Thousand One
          Hundred Eighty-Six (83,653,186) shares. Sixty-Six Million Seven Hundred Eight Thousand Two Hundred Forty-Three (66,708,243) shares shall be Common
          Stock, $0.001 par value per share and Sixteen
          Million Nine Hundred Forty-Four Thousand Nine
          Hundred Forty-Three (16,944,943) shares shall be Preferred Stock, $0.001 par value per share. Upon the amendment of this Article IV, each one (1) outstanding share of Common Stock is split and converted into two (2) shares of Common Stock."

     SECOND: That, thereafter, the stockholders of said Corporation approved the amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.



              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Rhythms NetConnections Inc., has caused this certificate to be signed by Scott C. Chandler, its Secretary, on this 11th day of November 1998.


                                       By:  /s/ SCOTT C. CHANDLER
                                           ---------------------------------
                                           Scott C. Chadler, Secretary



               [SIGNATURE PAGE TO CORRECTED CERTIFICATE OF AMENDMENT]